UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________________
SCHEDULE 14A
(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
COTY INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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SUPPLEMENT TO
NOTICE OF THE 2016 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT
DATED SEPTEMBER 22, 2016
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON NOVEMBER 3, 2016

This Supplement provides updated information with respect to the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Coty Inc. (the “Company”) to be held on November 3, 2016.

On September 22, 2016, the Company commenced distribution to its stockholders of the Notice of the Annual Meeting (the “Notice”) and proxy statement (the “Proxy Statement”). This Supplement should be read in conjunction with the Notice and Proxy Statement.

Appointment of Director Nominee

At 12:01 a.m. on October 1, 2016, the Transactions (as defined in the Proxy Statement) closed. On October 2, 2016, Camillo Pane was appointed to the Board of Directors (the “Board”) of the Company, as well as the Chief Executive Officer of the Company.

Receipt and Acceptance of Tax Opinion

The Company delivered, and The Procter & Gamble Company (“P&G”) accepted on October 3, 2016, a tax opinion reasonably satisfactory to P&G that the amendment and restatement of the Company’s Equity and Long-Term Incentive Plan would not affect the intended tax treatment of the Transactions, as required by the Tax Matters Agreement, which was entered into on October 1, 2016, by and among P&G, the Company, Galleria Co. and Green Acquisition Sub Inc.

Voting Matters

If you have already returned your proxy voting form or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy voting forms already returned by stockholders will remain valid and will be voted at the Annual Meeting unless revoked.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy voting forms returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the Proxy Statement.

By order of the Board of Directors,

Jules P. Kaufman
Chief Legal Officer and Secretary

October 4, 2016